LEONARD  RELIN,  ESQ.                                                EXHIBIT 2
                                                                     ---------
1  EAST  MAIN  STREET
ROCHESTER,  NEW  YORK  14614
(716)4544336
ATTORNEY  FOR  DEBTOR




                    UNITED STATES BANKRUPTCY COURT FOR THE
                         WESTERN DISTRICT OF NEW YORK

IN  RE                                                 )     CASE NO. 95-21279
                                   )
WAREHOUSE  AUTO  CENTERS,          )
 INC.                                    )     DEBTOR'S PLAN OF REORGANIZATION
                                   )
                              )          CHAPTER  11
                                   )
                                   )          DATE:  NOVEMBER  21,  1996
                    Debtor.                    )
________________________________)

     The above-referenced Debtor hereby proposes the following Plan of Reorganization (the "Plan") pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code.

                                     ARTICLE I
                        DEFINITIONS AND INTERPRETATIONS

     1. For purposes of the Plan, the following terms shall have the respective meanings hereinafter set forth (such meaning to be equally applicable to both the singular and plural forms of such terms defined). A term used in the Plan and not defined herein but that is defined in the Bankruptcy Code the meaning set forth in the Bankruptcy Code.

a. "Administrative Expense or Claim" shall mean any Allowed Claim which is a cost or expense of administration in connection with this Chapter 11 case having priority in accordance with Section 503, Section 330, and Section 507(a)(1) of the Bankruptcy Code. Including but not limited to any actual and necessary expenses of operating or liquidating the business of the Debtor-in-Possession, and all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Rules, including Post-Confirmation Expenses.

b. "Allowed Claim" shall mean a scheduled non-disputed Claim that has been timely filed with the Clerk of the Bankruptcy Court by the Holder of the Claim within the applicable period of limitation fixed by Bankruptcy Court order, as to which Claim no written objection to the allowance thereof has been interposed within the period of time fixed by the Bankruptcy Court, or as to which Claim an objection to the Claim has been resolved by the Bankruptcy Court.

c. "Allowed Secured Claim" shall mean an Allowed Claim secured by a lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to set off under Section 553 of the Code, to the extent of the value, determined in accordance with Section 506(a) and (b) of the Code, of the interest of the Holder of such Allowed Claim in the Debtor's interest in such property, or to the extent of the amount subject to such set off, as the case may be, and reduced by such further amount or amounts, if any, as may be determined by the Bankruptcy Court after notice and a hearing to be reasonable and necessary costs and expenses of preserving and disposing of such asset(s) pursuant to Section 506(c) of the Bankruptcy Code.

d. "Claim" shall mean any claim as defined by Section 101(4) of the Code and any other debt or obligation of whatever character of the Debtor through Bar Date.

e. "Plan Payments" shall mean the payments made by the Debtor pursuant to the Reorganization Plan.

f. "Claimant" shall mean any holder of a claim against the Debtor that arose on or before the petition date or a Claim against the Debtor's estate of a kind specified in Section 502(g), (h) or (i) of the Bankruptcy Code.

g. "Class" shall mean a category of claims or interests, the holders of which hold substantially similar Claims or interests.

h. "Code" shall mean Title I of Public Law No.95-598, as codified in Chapter 11 of the United States Bankruptcy Code and any amendments thereto.

i. "Confirmation Date" shall mean the date upon which the Confirmation Order is entered by the Court and becomes a Final Order.

j. Confirmation Order" shall mean the order entered by the Bankruptcy Court confirming the Plan.

k. "Consummation Date" shall mean the date one business day after the Debtor's Plan has been fully completed and all claims disposed of in accordance with the terms of the Plan.

l. "Court" shall mean the United States Bankruptcy Court for the Western District of New York in which the Debtor's Chapter 11 case, pursuant to which the Plan is proposed, is pending, including any Bankruptcy Judge thereof, and any Court having competent jurisdiction to review Orders of, or to hear appeals from said



Bankruptcy Court and Judge(s) thereof. "Court" shall also mean, to the extent any proceedings have been referred to the above Bankruptcy Court by the United States District Court for the Western District of New York, to that District Court.

     2. "Creditors Committee" shall mean the official committee of unsecured creditors of the Debtor appointed by the Court pursuant to Section 1102 of the Bankruptcy Code, as constituted from time to time.

a. "Debtor" and "Debtor-in-Possession" shall mean Warehouse Auto Centers, Inc. or any successor corporation or entity of Warehouse Auto Centers, Inc.

b. "Debtor's Assets" shall mean all the property, rights, claims and interests of the Debtor and/or Debtor-in-Possession, real or personal, tangible or intangible, and the proceeds thereof.

c. "Disputed Claim" shall mean a Claim to which written objection to the allowance or classification thereof, in whole or part, has been timely filed by any party in interest and as to which no Final Order or Judgment sustaining or denying such objection or allowing or disallowing such Claim, in whole or in part, has been entered by the Court.

d. "Effective Date" shall mean the 10th day after confirmation date of the Plan.

     e.       "Final Order of Judgment" shall mean an order of judgment of the
Court:

     i. as to which the time to appeal, petition for certiorari, or seek re-argument, rehearing or de novo review has expired and as to which no appeal, re-argument, certiorari petition, rehearing, or de novo review is pending, or

     ii. if an appeal, re-argument, certiorari, rehearing or de novo review thereof has been sought, the order of the Court has been affirmed by the highest Court to which the order was appealed from which the re-argument, rehearing, or de novo review was sought, or certiorari has been denied, or the appeal is dismissed or rendered moot, and the time to take any further appeal or to seek certiorari or further re-argument, rehearing or de novo review has expired.

f. "Holder" of a Claim or interest shall mean the person holding a Claim or interest which was listed or filed with the Court, or the person to whom such Claim or interest was last transferred by the Final Order or Judgment of the Court substituting the transferee for the prior Holder thereof.

g. "Insider" shall mean an insider as defined in Section 101(30) of the United States Bankruptcy Code.

          h. "Newgold" shall mean Newgold, Inc. a corporation which proposes to merge with the Debtor.

i. "Person" shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government unit, or any agency or political subdivision of a government unit.

j. "Plan" shall mean this Plan of Reorganization and any duly authorized amendment(s) thereto and modification(s) thereof.

k. "Post-Confirmation Expense" shall mean all expenses reasonably incurred subsequent to the Confirmation Date in consummating the Plan.

l. "Priority Claim" shall mean all Unsecured Claims entitled to priority under 11 U.S.C. Section 507(a), (1), (3), (4), (5), (6), or (7), unless further  specified.

m. "Pro Rata", with respect to any creditor, shall mean in the proportion that the amount of the Allowed Claim of such creditor in any class as provided in Article II bears to the aggregate amount of all claims of creditors in such class, including in such aggregate amount both the Allowed Claims and any then unresolved Disputed Claims which may apply to that class of claims as of the date of any distribution payment pursuant to this Plan.

n. "Reorganized Debtor" means Newgold, Inc. which company is merging with the Debtor and which name (Newgold, Inc.) shall be the corporate name of the Debtor after reorganization.

o. "Unsecured Claim" shall mean all unsecured Allowed Claims, including, but no limited to:

               i. claims of creditors under executory contracts and unexpired leases that have heretofore been rejected by the Debtor under this Plan, and that may be rejected by the Debtor under this Plan, and that may be rejected by the Debtor prior to the Confirmation Date;

               ii          claims  of  general  trade  creditors;

          iii. loss and damage claims, overcharge claims, personal injury claims, liability claims;

     iv. claims for monies paid to the Debtor by mistake and belonging to others, claims for C.O.D. monies collected by the Debtor that should have been paid over to others, insurance and surety bonds claims, worker's compensation claims; and

     v. other obligations, liabilities, damages and claims of and against the Debtor of every type and nature whatsoever, incurred on or before the date of filing of the Chapter 11 petition (June 6, 1995), including all claims arising from the rejection of leases and other executory contracts effective on June 6, 1995, as provided in this Plan and by Section 365 and Section 1 123(1,)(2) of the Code.

                                  ARTICLE II
                 CLASSIFICATION OF ADMINISTRATIVE EXPENSES AND
                        PRIORITY ADMINISTRATIVE CLAIMS

     1. Class 1 Allowed administrative expenses, including attorney's and accountant fee's and fees owed the United States Trustee's Office of the kinds specified in Code Section 507(a)(1), and trade payables arising after commencement of the Case.

     2. Class 2 Claims consist of Code Section 364 Priority Debtor Certificate holders in the approximate amount of $5,000,000.

     3. Class 3 Claims consist of Priority Unsecured New York State Sales Tax Claims in the approximate amount of $30,000.

                                    ARTICLE III
                           CLASSIFICATION OF CLAIMS

     1. Class 4 Claims consist of approximately 327 unsecured creditors in the approximate amount of $2,392,967.

     2. Class 5 Claims consist of approximately 321 equity holders of the debtor holding 3,299,191 shares of common stock in the Debtor.

                                  ARTICLE IV
                 CLASSES OF CLAIMS NOT IMPAIRED UNDER THE PLAN

     1.          Classes  1,2,  3  and  4 will not be impaired under the Plan.

     2. Class 1 Claims consist of allowed administrative expenses, including attorney and accountant fees of the kind specified in Code Section 507(a)(1); approved salaries of officers, and trade payables arising after commencement of the Case, and shall be paid in full by the Reorganized Debtor with stock in the reorganized Debtor at a ratio of one (1) share of stock for each $1 owed the Creditor.


     3. Class 2 Claims consist of Priority Debtor Certificate holders in the approximate amount of $5,000,000. The holders of allowed claims in Class 2 shall be paid by the Reorganized Debtor as originally agreed and such holders shall retain their respective security interests.

          Class 2 claimants, at their exclusive option, shall be allowed to exchange their claims for one (1) share of Common Stock of the Reorganized Debtor for each $1 of indebtedness. The common stock being offered will be set aside in trust for Class 2 claimants who shall have ninety (90) days from the date of confirmation of the Plan of Reorganization to exercise the conversion of their debt to equity. The Reorganized Debtor shall retain the right to sell said stock , from time to time, to non claimants with the proceeds to be paid to the Class 2 Claimants who opt not to convert . Any difference realized in the sale of equity in excess of the principal sum owed Class 3 Debtor
Certificate holders, plus interest thereon, shall be retained by the Reorganized Debtor for working capital. Upon confirmation of the Plan of Reorganization, Debtor Certificate holders shall be issued promissory notes bearing interest at 10% per annum. These notes must be surrendered by Debtor Certificate holders who elect to convert their debt to equity. Those who do not choose to convert shall be paid their principal and all accrued interest two years from the anniversary of the date of confirmation of this Plan.

     4. Class 3 Claims consist of Priority Unsecured New York Sales Tax claims owed approximately $30,000. Said claim shall be paid in cash on the Effective Date of the Plan.

     5. Class 5 Claims consist of approximately 321 shareholders holding 3,299,191 shares of common stock which represents 100% of the total outstanding and issued shares of common stock of the Debtor. There are no other equity securities issued by the Debtor other than the one class of common stock. Existing Class 5 claimants will have their interest diluted by a factor of 1:65. In other words, existing shares shall be reverse split by a factor of 65 or, for each 65 shares of pre-petition stock, such 65 shares shall be exchanged for one (1) share of post-petition stock in the Reorganized Debtor. Existing Equity holders will be reduced on a pro-rata basis to a total of approximately 50,000 shares in the aggregate. However, in no event will any existing shareholder of the Debtor hold less than two (2) shares after the reverse split. Shareholders shall be obligated to surrender their shares of stock to the Reorganized Debtor's transfer agent within six months of the effective date of the Plan. Any shares not surrendered and exchanged within the time period shall be canceled and the shareholder who fails to surrender his shares shall have no further rights or recourse against the Reorganized Debtor as an equity holder.

                                   ARTICLE V
             CLASSES OF CLAIMS OR INTEREST IMPAIRED UNDER THE PLAN

     1.          Class    4  Claims  will  be  impaired  under  the  Plan.

     2. Class 4 Claims consist of 327 unsecured creditors with aggregate claims amounting to approximately $2,392,967. Class 4 Creditors shall receive one (1) share of Common Stock in the Reorganized Debtor for each $42 of debt. Approximately 58,042 shares of Common Stock shall be issued to Class 3 claimants.


                                     ARTICLE VI
                    TITLE TO PROPERTY; DISCHARGE OF CLAIMS

     1. Except as otherwise provided in the Plan or the Confirmation Order, upon completion of all actions required by the Plan to be taken on or before the Confirmation Date, all property of the estate wherever situated, shall vest in the Reorganized Debtor, free and clear of all claims and interest of creditors and equity holders of the Debtor. Any property that the Debtor abandons pursuant to the Bankruptcy Code and the approval of the Court would be deemed to vest in the Reorganized Debtor free and clear of all claims and interests of creditors immediately prior to abandonment.


     2.        Title to Property to be Brought into the Estate.  Assuming Plan
               ------------------------------------------------
confirmation as a condition precedent, the Reorganized Debtor will acquire the assets of Newgold, Inc. which are described in the Disclosure Statement accompanying this Plan.

     3.         Retention of Claims.   Each claim or interest belonging to the
                --------------------
Debtor of every kind and description shall be retained and shall be vested in the Reorganized Debtor, upon confirmation, and the reorganized successor to the Debtor may enforce, settle or adjust any such Claim or Interest.

     4.       Notices.   Unless otherwise specifically provided in the Plan or
             ---------
the Bankruptcy Rules, any notice required or contemplated by any provision of the Plan shall be in writing and shall be sent by First Class Mail, postage prepaid, to the address of the person or entity entitled thereto, as it appears on the matrix list filed in connection with the service of the Disclosure Statement in the Case.

     5.     Record dates for Determining Holders of Claims and Interest.   The
            ------------------------------------------------------------
date the order of the Bankruptcy Court approving the Disclosure Statement is entered shall be the record date for determining the holders of the Claims and Interests entitled to vote on the Plan, all in accordance with the provisions of the Bar Order. The Confirmation Date shall be the record date for determining the holders of the Claim and Interests which, if allowed, will be entitled to receive distributions under the Plan, provided, however, that this sentence shall not vary, affect, or impair the provisions of the Bar Order.

     6.       Retention of Jurisdiction.   Following confirmation and prior to
              --------------------------
the completion of all actions required to be taken on the Confirmation Date or as soon as practicable thereafter, the Bankruptcy Court shall retain solely for the following purposes to which its jurisdiction shall be exclusive:

          (a) to hear and determine any objections to Claims filed, both before and after Confirmation;

          (b) to supervise any distribution of funds or stock pursuant to this Plan;

          (c) to hear and determine all applications for compensation of professionals and reimbursement of expenses under Code Sections 330 and 331, including compensation of professionals employed by the Debtor for services rendered in connection with the Case, or in connection with the Plan and incident to the Case;

          (d) to hear and determine any and all pending motions for rejection of executory contracts or un-executory leases and the allowance of Claims resulting therein;

          (e) to hear and determine all claims and causes of actions arising prior to Confirmation that may exist in favor of the debtor or its successor or shall seek such a hearing and determination;

          (f) to enter orders enforcing and implementing the Plan and to resolve disputes arising under or in connection with the Plan;


          (g) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the Confirmation Order or any document executed in connection therewith, as may be necessary to carry out the purposes and
intent  of  the  Plan;    and

          (h)          to  consider  the  modification  of    this  Plan after
confirmation  pursuant  to  the  Bankruptcy  Code  and  Rules;  and

          (i)          except   as otherwise provided in the Plan, to make any
determinations and to issue any orders to enforce, interest or effectuate the Plan; and

          (j) to determine all questions and disputes regarding tide to assets of the estate, and determination of all causes of action, controversies, disputes or conflicts, between the Debtor, the Creditors' Committee and any third party, including but not limited to, any right of the Debtor, or the provisions of the Code or applicable state or federal law; and

(k)          to  enter  an  Order  concluding  and  terminating this Case; and

          (l) to determine such other matters as may be provided for in the Order of the Court confirming the Plan; and

          (m)          to  grant  extensions  of  any deadline set herein; and

          (n) to enter and implement such orders as may be appropriate in the event that the Confirmation Order for any reason is stayed, reversed, revoked, modified or vacated, and;

          (o)         to enforce all discharge provisions under the Plan, and;

          (p)        to make such order(s) or give such direction(s) as may be
appropriate  under  Sections      364, 1109, 1129, 1141, 1142 and  145 of  the
Code.

                                    ARTICLE VII
              MEANS OF EXECUTION, AND IMPLEMENTATION OF THE PLAN

     1.       Means of Execution.     Remaining funds and funds generated from
              -------------------
the sale of Certificates of Indebtedness and funds generated from the operation of the successor to the Debtor will be used to fund payment under the Plan other than the issuance of equity of the successor to the Debtor as specified herein.

                                 ARTICLE VIII
                        THE EFFECTIVE DATE OF THE PLAN

     1.        Effective Date of the Plan.      The effective date of the Plan
               ---------------------------
shall be ten days after the Order of Confirmation becomes final. However, immediately upon confirmation of the Plan, the new management described in the accompanying Disclosure Statement shall take over management of the Reorganized Debtor.

                                  ARTICLE IX
                             CRAM DOWN PROVISIONS

     1.          Cram  Down  Provisions.        In the event that any class of
                 -----------------------
creditors is deemed impaired by the Plan of Reorganization, and the requisite majorities of such class or classes fail to approve the Plan, then the Debtor intends to confirm its Plan over the objection of any such dissenting class by the use of the provisions of the United States Bankruptcy Code, Section 1111, and any other provisions relating to the cram down of dissenting classes.

                                     ARTICLE X
                           MODIFICATION OF THE PLAN

     1.          Modification  of  the  Plan.      This Plan may be amended or
                 ----------------------------
modified by the proponents at any time prior to the Confirmation Date upon such notice as the Court may require. After the Confirmation Date, the proponents may, with the approval of the Court and so long as it does not materially and adversely affect the interests of creditors, remedy any defects or omissions or reconcile any inconsistencies in the Plan or in the Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plan.

                                  ARTICLE XI
                      COMPLIANCE WITH SECTION 1123(A)(6)

     1.     Compliance with Section 1123(a)(6).  The Debtor shall within sixty
            -----------------------------------
(60) days after the Confirmation Date, cause a provision to be inserted in its corporate charter prohibiting it from issuing non-voting equity securities. However, the Debtor may issue a convertible debenture convertible to Common Stock. which Common Stock bears the right to vote The Debtor presently has no class of securities possessing voting power other than in its Common Stock.


                                    ARTICLE XII
                         ABANDONMENT OF CERTAIN CLAIMS

     1.       Abandonment of Certain Claims.      The Debtor and its successor
              ------------------------------
after reorganization, will abandon all claims under 11 U.S.C. Section 547 (avoiding preferential transfer) and 11 U.S.C. Section 548 (avoiding fraudulent transfer), to the extent any such claims exist, and for which an action was not already pending the time this Plan was filed with the Court.

                                    ARTICLE XIII
                                      VOTING

     1. Claimants entitled to vote are those whose claims are "impaired" by the Plan. A claim to which the legal, equitable or contractual rights are altered, or an interest that is adversely impaired. Only class 4 Interests are impaired under the Plan; therefore, it is important that you vote. If you fail to vote, your rights may be jeopardized.


     2. Impaired Claimants may vote to accept or reject the Plan by indicating their acceptance or rejection on the appropriate ballot.

          EXECUTED BALLOTS MUST BE RECEIVED PRIOR TO 5:00 P.M. (EASTERN DAYLIGHT TIME). Ballots should be mailed to: Clerk of the U. S. Bankruptcy Court, 100 State Street, Rochester, New York 14614. Any ballots received after that date may not be included in any calculation to determine whether the creditors have voted to accept or reject the plan.
     1. A Class of Claims will have accepted the Plan if it is accepted by creditors holding at least two-thirds in amount and more than one-half in number of the holders of allowed claims that actually vote on the Plan. Only those votes received will be counted.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     1.          Notices.     All notices  required or permitted to be made in
                 --------
accordance with the Plan shall be in writing and shall be delivered personally or by fax or other telegraphic means or mailed by registered or certified mail, return receipt requested;

(a)          If  to Debtor:  Warehouse Auto Centers, Inc., 2452 West Henrietta
Road,  Rochester,          New  York  14623.

(b) With copies to: Leonard Relin, Esq. One East Main Street Rochester, New York 14614; Albert Solochek, Esq., Attorney for Creditors Committee, and Howard, Solochek & Weber, S.C., 324 E. Wisconsin Avenue, #1100, Milwaukee, WI 53202.

          (c) If a holder of an Allowed Claim or Allowed Interest, at the address set forth in its allowed proof of claim or proof of interest, or, if none, at its address set forth in the schedules prepared and filed with the Court pursuant to Rule 1007(b).

          (d) Notice shall be deemed given when received. Any person may change the address at which it is to receive notices under the Plan by sending written notice pursuant to the provisions of this Section to the person to be charged with the knowledge of such change.

     2.     Effective Date.      For purposes of all determinations to be made
            ---------------
pursuant to the Code in respect of the Plan or any Claims or Interests, the "Effective Date" of the Plan shall be 10 days (10) after Confirmation of the Plan.

     3.      Written Objections.     The Debtor or any other party in interest
             -------------------
may file with the Court confirmation of the Plan, a written objection to the allowance of any Claim. This provision is not intended to abridge the right of
the  Debtor  to  modify  the  Plan  pursuant  to  Bankruptcy  Code    1127.

     4.     Reporting Company Requirements.     The Company represents that it
            -------------------------------
is a reporting company under Section 13 and 15(d) of the Securities and Exchange Act of 1934 and will be in continued compliance with the applicable requirements for the continuing of trading in the security on the date the Debtor or sells the securities to the investors.

     5.          Implementation  of  the  Plan.  The Plan is to be implemented
                 ------------------------------
consistent with the terms of the Bankruptcy Code. The Plan shall be implemented beginning on the effective date of the Plan by the distribution of stock by the Debtor in accordance with the provisions of the Plan. The Debtor agrees to use its best efforts to fully implement and consummate the Plan.

     6.      Complete Satisfaction, Discharge, and Release.      The payments,
             ----------------------------------------------
distributions and other treatments provided in respect of each Allowed Claim in this Article shall be in complete satisfaction, discharge, and release of such Allowed Claim.

                                     ARTICLE XV
                                       OTHER

     1.     Certificates of Indebtedness.      Prior to the filing of the Plan
            -----------------------------
of Reorganization and Disclosure Statement the Debtor moved the Bankruptcy Court to authorize it to sell $5,000,000 in Code Section 364 Certificates of Indebtedness ("Debtor Certificates"). The U.S. Bankruptcy Court approved the Debtor's motion to sell Debtor Certificates in September 1996.

     2.       Finders Fee.      The Debtor has agreed to issue to David Rinker
              ------------
and Christina Nichols 5,000 shares each of Common Stock in the Reorganized Debtor as a finder's fee. Additionally, the Debtor has agreed to issue 1,000 shares as a finders fee to Steve Nichols who introduced the parties to the Debtor and to issue 12,500 shares of Common Stock in the Reorganized Debtor to Michael J. Morrison, ESQ. as a finder's fee. Said parties were instrumental in bringing about the transactions involving the assets being merged under the Plan of Reorganization.

     3.      Consulting.      The Reorganized Debtor has agreed to pay $10,000
             -----------
in cash and issue 7,500 shares of the Reorganized Debtor's Common Stock to Dan-Com, Inc. for consulting services rendered. Dan-Com, Inc. is a firm which specializes in coordinating mergers of solvent businesses into public companies which are under protection of Chapter 11 of the Bankruptcy Code.

     4.      Change of Corporate Name.      The Reorganized Debtor will change
             -------------------------
its  name  to  Newgold,  Inc.  and recapitalize at 50,000,000 shares of Common
Stock  authorized,    .001  par  value.

     5.      Asset Acquisition.      The Reorganized Debtor will issue a total
             ------------------
of 12,000,000 shares of its Common Stock to existing shareholders of Newgold, Inc. and thereby acquire 100% of the outstanding shares of Newgold, Inc. and its assets described in the Disclosure Statement. A detailed description of Newgold, Inc. can be found in the accompanying Disclosure Statement.

     6.          Other  Corporate  Matters.      The Board of Directors of the
                 --------------------------
Reorganized Debtor shall take whatever actions are necessary in order to bring the Reorganized Debtor into conformance with securities laws and regulations including, but not limited to, amending the Reorganized Debtor's by-laws and Articles of Incorporation.

                    Respectfully  submitted  this 25th day of September, 1996.

                         /s/  Nathan  J.  Morton,  Chairman,  Debtor
                         -------------------------------------------

                         /s/  Leonard  Relin,  Esq.,  Attorney  for  Debtor
                         --------------------------------------------------

                           UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF NEW YORK


_______________________________________
In  re:

WAREHOUSE  AUTO  CENTERS,  INC.,
                                        Case  No.  95-21279
                                                   --------
                                        Chapter  11
                         Debtor
________________________________________

                                NOTICE OF ENTRY

     Take Notice that an ORDER Confirming a Plan of Reorganization was duly granted in the within entitled matter on the 25th day of November, 1996, and
                                              ----         --------- ----
entered in the Clerk's Office of the United States Bankruptcy Court, Western District of New York, John C. Ninfo, II, United States Bankruptcy Judge, on the 26th day of November, 1996. The Order is on file with the Court.


                    Dated  this  2nd  day  of  December,  1996

/s/  Carm  Capogreco,  Deputy  Clerk  United  States  Bankruptcy  Court
------------------------------------
1220  U.S.  Courthouse
100  State  Street
Rochester,  New  York  14614

            UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF NEW YORK



IN  RE:

WAREHOUSE  AUTO  CENTERS,  INC.,
                                             CHAPTER  11
                                             Case  No.95-21279
                    Debtor.


                             ORDER CONFIRMING PLAN
                             ---------------------

     The Plan under Chapter 11 of the Bankruptcy Code filed by Warehouse Auto Centers, Inc., on November 4, 1996, or a summary thereof, having been transmitted to creditors and equity security holders; and it having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. Section 1129(a) have been satisfied;

     IT IS ORDERED THAT: The plan filed by Warehouse Auto centers, Inc. on November 4, 1996, is confirmed.

     IT IS FURTHER ORDERED that the debtor shall, within 90 days after the date of the entry of this Order:

           (1) file a report of substantial consummation and final report; or (2) take appropriate action to amend the plan. Failure to comply with these requirements may result in conversion of the case.

     IT IS FURTHER ORDERED that all fees payable to the United States Trustee pursuant to 28 U.S.C. Section 1930 shall be paid within 10 days of the entry of this order.

      IT IS FURTHER ORDERED that the reorganized debtor or the disbursing agent under the plan shall be responsible for timely payment of quarterly fees incurred pursuant to 28 U.S.C. 1930(a) (6) until the case is dismissed, converted or closed by the court with a final decree (whichever is first). After confirmation, said party shall file with the court and serve on the UnitedStates Trustee a monthly financial report for each month (or portion thereof) the case remains open in a format prescribed by the UST and provided to the debtor by the UST. Said report shall set forth all disbursements of the reorganized debtor so that quarterly fee amounts can be determined.

     IT IS FURTHER ORDERED that the proceeds of the Debtor Certificates held in escrow by Smith & Lyons, Barristers and Solicitors of Toronto, Canada, may be released to the Debtor in accordance with the terms of the Plan of Reorganization.

     IT IS FURTHER ORDERED that all warrants and options of Warehouse Auto Service, Inc. are canceled pursuant to the terms of the Plan of Reorganization.
     IT IS FURTHER ORDERED that the Escrow Bank Accounts held by the Debtor at First National Bank of Rochester may be released to the Debtor to effectuate the Plan of Reorganization.

     IT IS FURTHER ORDERED that pursuant to Bankruptcy Rules 2002(a) (7) and 2002(i) & (m), Notice of Hearings on all applications for approval of compensation and/or reimbursement of Professional Persons employed under Bankruptcy Code 327 or 1103, whose retention has been approved by prior Order of this Court, shall be deemed good and sufficient for all purposes if served more than 20 days prior to the date of the entry of this Order or the hearing date set hereafter thereupon, by regular mail by any party upon the Counsel retained by the Official Unsecured Creditors' Committee appointed herein pursuant to 11 U.S.C. 1102, on Counsel for the Debtor, on the Office of the United States Trustee, and on all persons appearing and requesting service.

     IT IS FURTHER ORDERED, that fees and disbursements requested in Lacy, Katzen, Ryan and Mittleman, LlP's first application filed herein on July 25, 1996, are hereby allowed in the amount of $12,843.25 plus $587.72 in disbursements and that fees and disbursements requested in its second application filed herein are hereby allowed in the amount of $8,498 plus the sum of $600.00 for hours expended by said firm in reviewing the ballots of Claimants, assisting creditors in voting and appearing at the Confirmation Hearing herein which were not included in the prior applications pending before this Court plus $581.71 in disbursements being a total of $21,941.25 in fees and $1,175.43 in disbursements on all applications for a
total    final  award  $23,110.68.

     IT IS FURTHER ORDERED that Howard, Solochek, Nashban and Weber is hereby allowed, subject to further review On appropriate notice, a fee in the amount of $17,710.50 together with disbursements in the amount of $1872.59 for acting as Lead Counsel to the Official Unsecured Creditors' Committee for a total
final    award  of  $19,583.09.

     IT IS FURTHER ORDERED, that the Debtor shall forthwith pay or cause to be paid, in cash all fees and disbursements due Counsel for the Committee approved in this Order, provided, however, that Howard, Solochek, Nashban and Weber and Lacy, Katzen, Ryan & Mittleman, LLP shall be liable to disgorge all or any part of their fees awarded hereby, if upon hearing after notice as required above, the Court shall for good cause shown, modify this award of fees and disbursements.

               Dated:    November  25,  1996

               /s/  John  C.  Ninfo,  II,  U.S.  Bankruptcy  Judge
               ---------------------------------------------------